Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into as of the 22 day of June 2012, by and between WILDCAT MINING CORPORATION, a Nevada corporation and wholly-owned subsidiary of Borrower ("Wildcat"), VARCA VENTURES, INC., a Nevada corporation ("Varca," and collectively with Wildcat "Borrower") and SARASOTA VARCA II LLC ("Lender").

R E C I T A L S:

WHEREAS, Lender has agreed, on the terms and subject to the conditions hereinafter set forth, to lend Borrower the aggregate amount of Six Hundred Thousand and No/100 Dollars ($600,000.00) payable in three installments of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Loan");

WHEREAS, Borrower desires to receive the Loans from Lender; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITION OF TERMS

Definitions.

  Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings as follows:

"Agreement" shall mean this Loan Agreement and all modifications, alterations, amendments and supplements hereto made in accordance with the provisions hereof.

“Collateral” shall mean: (a) all surface and subsurface ore stockpiles located at the Site, as described in that certain Evaluation of Selected Mineralized Stockpiles prepared by David Gonzales, dated May 25, 2012 (attached hereto as Exhibit “E”); (b) all minerals from the west wall of the main stope in May Day Mine Level No.1, as described in that certain Summary of Potential Mineralization in the West Wall of May Day Mine Level No. 1 prepared by David Gonzales, dated May 31, 2012 (attached hereto as Exhibit “F”); and (c) all contracts and contract rights of Borrower related to the mining operation, as more particularly described in the Security Agreement and the Collateral Assignment of Permits and Contract Rights.

"Default Rate" shall mean the lesser of:  (a) 18% per annum; or (b) the highest applicable lawful rate.

"Interest Rate" shall mean 10% per annum.

"Maturity Date" shall mean the earlier of (a) December 1, 2013; or (b) 30 days after the date when all subsurface ore stockpiles at the Site have been removed and milled.

"Loan Documents" shall mean this Agreement, Secured Note,  the Royalty Deed, Security Agreement, UCC-1 Financing Statement, and Collateral Assignment of Permits and Contracts Rights and any other instruments or documents delivered pursuant to this Agreement to secure, to evidence or otherwise related to the Loan.

"Note" shall mean the secured promissory note executed by Borrower in favor of Lender in connection with the Loan, and all amendments and modifications thereto, in the form attached as Exhibit A.

"Obligations" shall mean: (a) the due and punctual payment in full of the Principal Balance, and the interest thereon, when due and payable, according to the terms of this Agreement and the Note, whether at stated maturity, by reason of acceleration or otherwise; and (b) the due and punctual payment in full of all other indebtedness, sums and charges which may at any time be due and payable in accordance with, or under the terms of, this Agreement and the Note, whether at stated maturity, by reason of acceleration or otherwise; and the rights vested in Lender to purchase gold at a discount as further referenced in Section 4.03 herein.

"Person" or "person" shall mean any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof.

"Principal Balance" shall mean the aggregate principal amount of the Note.

"Royalty Deed" shall mean that certain Perpetual Non-Participating Production Royalty Deed executed by Wildcat in favor of Lender of even date herewith, and all amendments and modifications thereto, in the form attached as Exhibit C.

"Security Agreements" shall mean that certain Security Agreement executed by Borrower in favor of Lender of even date herewith, as further evidenced by that certain UCC-1 filing on behalf of Lender and all amendments and modifications thereto, in the form attached as Exhibit B.

“Site” shall mean Borrower’s property interests located, or otherwise associated with the May Day and Idaho mining claims, in La Plata County, Colorado where it currently or in the future intends to conduct mining operations, as more particularly identified in the attached Exhibit D.

Interpretation.

  Unless the context clearly requires otherwise, words of masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa.  This Agreement and all the terms and provisions hereof (a) shall not be construed strictly in favor of or against either party hereto; and (b) shall be construed to effectuate the purpose set forth herein and to sustain the validity hereof.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS OF THE PARTIES

Representations and Warranties of Borrower.

  Borrower represents and warrants to Lender as follows:

Existence.

  Borrower is a corporation organized in the State of Nevada, with full power to enter into the Loan Documents to perform its obligations thereunder and to issue and deliver the Note and the Security Agreements to Lender.  The making, execution and performance of the Loan Documents on the part of Borrower and the issuance and delivery of the Note, the Security Agreements and the Collateral Assignment of Permits and Contract Rights have been duly authorized by all necessary action on the part of Borrower and will not violate or conflict with any agreement, indenture or other instrument by which Borrower or any of its material properties is bound.

(b)

Validity, Etc. The Loan Documents are or will be valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except to the extent that enforceability may be subject to valid bankruptcy, insolvency, financial emergency, reorganization, moratorium or similar laws relating to or from time to time affecting the enforcement of creditors' rights and except to the extent that the availability of certain remedies may be precluded by general principles of equity.

(c)

Authority.  There are no provisions of Borrower's articles of incorporation and/or bylaws nor are there any provisions of any existing contract, lease or agreement binding on Borrower or affecting it which would conflict with or in any way prevent the execution, delivery, enforcement, or carrying out the terms of the Loan Documents or otherwise materially impact the business of Borrower as it is now being operated and presently contemplated to be developed and operated.

Licenses

.  Wildcat is in the process of obtaining all licenses, permits, franchises, consents and approvals necessary or desirable for Wildcat to operate its business as currently contemplated (collectively, the "Permits").

(e)

Activities. The Site will be the first area on which Borrower intends to conduct mining activities.

Section 2.02 Representations and Warranties of Lender.

  Lender represents and warrants to Borrower as follows:

(a)

Lender has full authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein.

(b)

Validity, Etc.  This Agreement has been duly executed and delivered by the Lender, and this Agreement constitutes the legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with its terms, except as the enforceability thereof may be limited by the effect of the applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(c)

Authority.  The execution, delivery and performance of this Agreement by the Lender and the consummation of the transactions contemplated herein, do not and will not (i) require the Lender to obtain any consent, approval, authorization or order of, or to make any filing, registration or qualification with, any court, governmental authority or third Person; or (ii) conflict with or result in the violation of, or default under, any provision of any mortgage, indenture, lease, agreement or other instrument, judgment, order or permit to which the Lender is a party or by which it's properties are bound.

ARTICLE 3
THE LOAN; THE NOTE

The Loan.

The Loan shall be disbursed in three increments of $200,000.00. The first disbursement shall be the date of this Agreement, or such later date as agreed to by Borrower.  The second disbursement shall be made on July 2, 2012.  The third and final disbursement shall be September 4, 2012.  The proceeds of the Loan shall be used by Borrower solely for the following purposes and no other: loan closing expenses (including attorney and accountant fees), D&O insurance, permitting, site preparation, geotech and lab consulting, well drilling, road development and portal repair.  Further, the proceeds may not be used for officer or director salaries until such time as Borrower has received positive net revenues.

The Note.

  The obligation of Borrower to repay the Loan shall be evidenced by the Note.  The Note shall have such variations, omissions and insertions as may be necessary, desirable and authorized or permitted by this Agreement.  The general terms of the Note shall be as follows:

Interest.

  The Note shall bear interest at the Interest Rate.  Interest on the Note shall be calculated on the basis of the actual number of days elapsed over an assumed year consisting of 365 days.

Maturity Date.

  The entire Principal Balance, plus all accrued and unpaid interest, shall be due and payable in full on the Maturity Date.

Prepayments.

  The Note may be prepaid by Borrower, in whole or in part, at anytime prior to the Maturity Date without a penalty. However, any such prepayment prior to Maturity Date shall require Borrower to first give Lender forty five (45) days advanced written notice of its intent to prepay. In the event of a prepayment, Borrower shall pay to Lender the Principal Balance, plus any accrued interest due thereon as of the date of such prepayment.

(d)

Conversion of Balloon Payment. Lender shall have the option to convert part or all of the balloon payment due on the Maturity Date into shares of common stock of Varca at a conversion rate of $.25 per share (conversion rate is based on a Company valuation of  $17,000,000 and 70,000,000 outstanding unregistered common shares)  to be issued to Lender or its members if so designated. Lender must notify Varca of its intent to convert the balloon payment at least 30 days prior to the Maturity Date or the prepayment date, and provide the requisite representation that the transferee so named in the conversion notice is an accredited investor as defined by the Securities Act of 1933, as amended.

(e)

Interest Payments. Payments of interest only shall be due the earlier of: (i)within 30 days of Borrower’s receipt of net revenue from its mining operations at the Site, or (ii) no later than December 1, 2012, and continue monthly until the Maturity Date.

Security for the Obligations.

  As security for the due performance and payment of the Loan and the Obligations, the Loan shall be secured by the Collateral.

Section 3.04

Royalty Deed.

  In connection with the Loan, Wildcat shall execute and file with the La Plata County, Colorado recording office the Royalty Deed.

ARTICLE 4
ADDITIONAL COVENANTS OF BORROWER

Performance of Covenants.

  Borrower covenants that it will perform faithfully at all times it's covenants, undertakings and agreements contained in the Loan Documents.

Payment of Note

.  Borrower covenants that it will promptly pay the Principal Balance, and all accrued interest, at the place, on the date and in the manner provided herein and in the Note, in accordance with the terms thereof.

Future Gold Purchase Discount

.  Lender shall have the right and option to be repaid in milled gold, in lieu of cash, at a 20% discount from price offered to Borrower by an independent mill, up to a aggregate maximum of the Principal Balance and accrued interest. Lender shall further have the right to direct that a portion of any requested repayment in milled gold be paid directly to the members of Lender. Lender shall provide notice to Borrower of its intention to exercise said right and option by giving 15 days advance notice to Borrower of said election and specific directions if the milled gold is to be repaid directly to a member of Lender.

ARTICLE 5
EVENTS OF DEFAULT AND REMEDIES

Events of Default.

  Each of the following is hereby declared an "Event of Default:"

(a)

payment of the Principal Balance shall not be made when the same shall become due and payable;

(b)

Borrower shall default in the due and punctual performance of any other of the covenants, conditions, agreements and provisions contained in the Loan Documents and such default shall continue for 30 days after written notice shall have been given to Borrower by Lender specifying such default and requiring the same to be remedied; provided, however, that if, in the reasonable judgment of Lender, Borrower shall proceed to take such curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 30 days, then such period shall be increased to such extent as shall be necessary to enable Borrower to diligently complete such curative action; or

(c)

any representation, covenant or warranty of Borrower contained in the Loan Documents or in any certificate or other closing document executed and delivered by Borrower in connection with the closing of the Loan shall prove to have been untrue or misleading in any material respect; or

(d)

any default under those certain loan documents between Sarasota Varca Associates LLC and Borrower dated January 2012 (hereinafter the “Sarasota Varca I Loan”), shall be a default under this Loan and a default under this Loan shall be a default under the Sarasota Varca I Loan.

Exercise of Remedies

.  Upon the occurrence and during the continuance of an Event of Default, Lender may declare the Principal Balance (if not then due and payable) to be immediately due and payable, and upon such declaration, the same shall be immediately due and payable.  Upon the occurrence and during the continuance of an Event of Default, Lender may proceed to protect and enforce its rights as a secured party under all applicable law or under the Loan Documents by such suits, actions or special proceedings in equity or at law, either for the specific performance of any covenant or agreement contained herein or in aid or execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as Lender shall deem most effective to protect and enforce such rights.  Lender shall have all rights, powers and remedies available under the terms of the Loan Documents and all applicable law.

ARTICLE 6
MISCELLANEOUS PROVISIONS

Successors and Assigns.

  This Agreement shall inure to the benefit of, and shall be binding upon, Borrower, its successors and assigns, and the Lender and its successors and assigns.

Term of Agreement.

  This Agreement shall be in full force and effect from the date hereof until the Principal Balance and all other sums payable to Lender hereunder have been paid in full.

Amendments and Supplements.

  This Agreement may be amended or supplemented from time to time only by a writing duly executed by Borrower and Lender.

Notices.

  All notices, requests, demands, claims, certificates and other communications hereunder shall be in writing and (1) delivered personally by hand or a nationally-recognized overnight courier; (2) mailed by registered or certified mail (postage prepaid), return receipt requested; (3) sent via facsimile; or (4) sent via email delivery of a ".pdf" format data file to the appropriate party at the address set forth below:  All such notices and other written communication will be effective: (i) if delivered personally or mailed, upon delivery; and (ii) if sent via facsimile or via email delivery of ".pdf" format data file, upon confirmation of receipt. Any of the parties may, by notice in writing given to the others, designate new or different addresses, facsimile numbers or email addresses to which communications shall be sent.

(a) As to Borrower:	Varca Ventures, Inc.
1630 Ringling Blvd. Sarasota, FL 34236 Fax: (941) 951-0864 Email: randalloser@gmail.com
Attention: Randall Oser, President
With a Copy To:	GrayRobinson, P.A.
P.O. Box 2328 Fort Lauderdale, Florida 33303-9998
Fax 954-761-8112
Email: Jeff.Bahnsen@gray-robinson.com
Attention: Jeffery A. Bahnsen

(b) As to Lender:	Sarasota Varca II LLC
1220 S. Orange Ave.
Sarasota FL 34239
Fax: (941) 953-2880
Email: jlibby@hllibbycorp.com
Attn: James Libby, Managing Member

With a Copy To:	Van Winkle & Sams P.A.
3859 Bee Ridge Road, Suite 202 Sarasota, Florida 34233
Fax (941) 923-0174
Email: lauriesams@comcast.net
Attention: Laurie B. Sams

Benefits Exclusive.

  Except as herein otherwise expressly provided, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than Borrower and Lender, any right, remedy or claim, legal or equitable, under or by reason of this Agreement or any provision hereof, this Agreement and all its provisions being for the sole and exclusive benefit of Borrower and Lender.

Severability.

  In case any one or more of the provisions of this Agreement, any amendment or supplement hereto or of the Note shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement, any amendment or supplement hereto or the Note, but this Agreement, any amendment or supplement hereto and the Note shall be construed and enforced at the time as if such illegal or invalid provisions had not been contained therein, nor shall such illegality or invalidity affect any legal and valid application thereof from time to time.

Counterparts.

  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.  A facsimile transmission or e-mail delivery of a ".pdf" format data file shall be given the same legal force and effect as original signatures.

Governing Law.

  This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Florida.

Entire Agreement.

  This Agreement constitutes the full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof.

Section 6.10

Titles and Headings.  The titles and headings of the Articles and Sections of this Agreement, which have been inserted for convenience of reference only and are not to be considered a part hereof, shall not in any way modify or restrict any of the terms and provisions hereof, and shall not be considered or given any effect in construing this Agreement or any provision hereof or in ascertaining intent, if any question of intent should arise.

ADVICE OF COUNSEL

.  EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT.

WAIVER OF JURY TRIAL

.  LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  LENDER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO BORROWER ACCEPTING CREDIT FROM LENDER, THAT BORROWER WOULD NOT HAVE ACCEPTED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT EACH LENDER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first set forth herein.

BORROWER: VARCA VENTURES, INC., a Nevada corporation
By: __/s/ Randall Oser
Randall Oser
President

WILDCAT MINING CORPORATION, a Nevada corporation
By: __/s/ Randall Oser
Randall Oser
President

LENDER: SARASOTA VARCA II LLC, a Florida limited liability company
By: __/s/ James Libby
James Libby, Managing Member By: __/s/ Robert Libby Robert Libby, Managing Member

EXHIBIT A

PROMISSORY NOTE

[SEE ATTACHED]

SECURED PROMISSORY NOTE

U.S. $600,000.00

June 22, 2012

1.

FOR VALUE RECEIVED, the undersigned, jointly and severally, (collectively,

"Borrower") promises to pay SARASOTA VARCA II LLC, or assignee ("Note Holder") the principal sum of Six Hundred Thousand ($600,000.00) U.S. Dollars ("Principal Amount"), with interest thereon from the date of disbursement, until paid, at the rate of 10% per annum.  The Principal Amount shall be disbursed in three increments of $200,000.00. The first disbursement shall be June 1, 2012.  The second disbursement shall be made on July 2, 2012.  The third and final disbursement shall be September 4, 2012. Interest shall accrue on the Principal Amount disbursed accruing from the date of such disbursement. Accrued interest shall be payable monthly as set forth in Section 7 below.  The entire Principal Amount and all accrued and unpaid interest thereon shall be due and payable in full on or before the Maturity Date. Capitalized terms used herein shall have the same meaning as used in that certain Loan Agreement between Note Holder as Lender and Borrower of even date.

2.

The Balloon Payment shall be made by check and payable to the order of Note Holder at the address of Note Holder set forth in Section 6.04 of that certain Loan Agreement, or wire transfer. Notwithstanding the forgoing, the Note Holder may at its sole option, convert the balloon payment due on the Maturity Date to common stock of Varca Ventures Inc.(AVarca@) at a conversion rate of $ .25 per share (conversion rate is based on a Company valuation of  $17,000,000 and 70,000,000 outstanding unregistered common shares), in the name of Lender or its members, by sending Varca written notice of its intent to elect such option at least thirty (30) days prior to the Maturity Date or the prepayment date.

3.

If any Payment is not paid when due, or if any default under any Security Agreement securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder; and the indebtedness shall bear interest at the rate of 18% per annum from the date of default.  Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to reasonable attorneys' fees.

4.

Borrower may prepay the principal amount outstanding under this Note, in whole, or part, at any time without a penalty. However, Borrower shall give Note Holder forty five (45) Days advanced written notice of its intent to prepay.  In the event of a prepayment, Borrower shall pay to Note Holder the principal balance, plus any accrued interest due thereon as of the date of such prepayment.

5.

Borrower and all other makers, sureties, guarantors, and endorses hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity.  This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

6.

Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective in accordance with Section 6.04 of the Loan Agreement.

7.

Payments of interest only shall be due the sooner of the following: (i) within 30 days of Borrower=s receipt of net revenue from its mining operation at the Site, or (ii)  no later than December 1, 2012, and continue monthly until the Maturity Date. Further, Note Holder shall have the option to be repaid in milled gold, at a discount, in lieu of such payments, as further described in Section 4.03 of the Loan Agreement.

8.

The indebtedness evidenced by this Note is secured by a Security Agreement of even date and until released said Security Agreement contains additional rights of Note Holder.  Such rights may cause acceleration of the indebtedness evidenced by this Note.  Reference is made to said Security Agreement for such additional terms.  Said Security Agreement grants rights in the  Collateral described therein.

EXECUTED BY BORROWER

VARCA VENTURES, INC. a Nevada corporation By:___________________________ Randall Oser, President WILDCAT MINING CORPORATION a Nevada corporation By:___________________________ Randall Oser, President

Borrower's Address: 1630 Ringling Blvd., Sarasota, FL 34236

VARCA VENTURES, INC.

NOTICE OF ELECTION

TO

RECEIVE PAYMENT

IN

SHARES OF COMMON STOCK

The undersigned hereby elects, as of __________, 201__:

To receive $______________ , being a ___ portion of the final balloon payment and accrued interest on the outstanding principal balance on the secured promissory note issued by Varca Ventures, Inc. ("Varca") and Wildcat Mining Corporation on June ___, 2012 in the name of the undersigned (the "Note") in shares of Varca common stock, in accordance with the terms and conditions set forth in the Note, to be issued in the name of _________________________________,with an address of __________________________________________________________________________.

Signature:

Print Name:

Entity (if applicable):

Title (if applicable):

Address:

Date:

EXHIBIT B

SECURITY AGREEMENT

[SEE ATTACHED]

SECURITY AGREEMENT

BY THIS Agreement, Sarasota Varca II LLC, a Florida limited liability company herein called Lender, and Wildcat Mining Corporation, a Nevada corporation (“Wildcat”) and Varca Ventures, Inc., a Nevada corporation, (“Varca”), collectively herein called Borrower, agree that:

1.  SECURITY INTEREST.  Borrower grants a security interest to Lender in the collateral described in paragraph 2 to secure performance of this Agreement and payment of the debt identified in paragraph 3.

2.  COLLATERAL.   The collateral consists of the following located at or related to the May Day Idaho mining site in La Plata County, Colorado: (a) all surface and subsurface ore stockpiles, as described in that certain Evaluation of Selected Mineralized Stockpiles prepared by David Gonzales, dated May 25, 2012 (attached as Exhibit “E” to the Loan Agreement between Borrower and Lender of even date herewith (the “Loan Agreement”)); (b) all minerals from the west wall of the main stope in May Day Mine Level No. 1, as described in that certain Summary of Potential Mineralization in the West Wall of May Day Mine Level No. 1 prepared by David Gonzales, dated May 31, 2012 (attached as Exhibit “F” to the Loan Agreement); and (c) all contracts and contract rights of Borrower related to the May Day Idaho mining operations in La Plata County, Colorado.

3.

DEBT.  This Security Agreement is given to secure to Lender:

(a)

the repayment of the indebtedness evidenced by a secured promissory note executed by Borrower in the aggregate principal sum of $600,000.00 (the "Note"), with interest on the unpaid principal balance from the date of each disbursement until paid, at the rate of 10% percent per annum, with the entire principal amount and accrued and unpaid interest due and payable in full at the address set forth in the Note, or such other place as Lender may designate, on or before December 1, 2013.

(b)

the payment of all other sums, with interest thereon at 10% per annum, disbursed by Lender in accordance with this Agreement to protect the Collateral; and

(c)

the performance of the covenants and agreements of Borrower herein contained.

4.   TITLE. Borrower covenants that it owns and has the right to grant and convey the Collateral, and warrants title to the same, subject to the third party interests as set forth on Schedule 1 attached hereto.

5.   USE.  Until default, Borrower may have possession of the Collateral and use it in any lawful manner consistent with this Agreement.  Borrower shall keep the collateral free from all encumbrances, liens, claims and demands other than those in existence as of the date of this Agreement.  Borrower shall mine and mill and otherwise use the collateral in compliance with all laws, ordinances and regulations of any governmental authority having jurisdiction.  Borrower may not in any way transfer or sell the collateral except in the ordinary course of business, without the written consent of Lender.

6.  TAXES.  Borrower shall pay all taxes, assessments and levies now accrued or that may accrue hereafter on the collateral, this Agreement or the Note or debt that it secures.

7.  WARRANTIES.  Borrower warrants that Borrower has the right to transfer all interest in collateral, that it is not subject to any interests of third persons, except as set forth on Schedule 1 attached hereto, that all financial or credit statements given to Lender before, contemporaneously with or subsequent to the execution of this Agreement are or shall be true and complete at the date of each and that Borrower will defend the collateral against the claims and demands of all third persons.

8.  DEFAULT.  (a) Borrower shall be in default under this Agreement if: (i) Borrower fails to make payment as required under the Note which this Agreement secures, or (ii) Borrower does not comply with any material provision of this Agreement, or (iii) files a petition under any bankruptcy or insolvency law, or if bankruptcy or insolvency proceedings or an application for a receiver is filed against Borrower, or if Borrower makes a general assignment for the benefit of creditors or otherwise becomes insolvent, or (iv) if a judgment is entered against Borrower that is not covered by adequate indemnification, or (v) if an attachment or garnishment is issued against Borrower, or (vi) if a lien is filed against the collateral, or(vii) if a governmental authority has taken possession of a substantial part of Borrower's property, or viii) on the dissolution, merger, consolidation or reorganization of a corporate Borrower, or (ix) Borrower’s default under that certain loan dated January 2012 between Borrower and Sarasota Varca Associated LLC.

If Lender should declare Borrower in default under this Agreement:

(b)  Lender may set off sums, if any, owed by Lender to Borrower on default.

(c)  If Lender retains the collateral for Lender's use, Lender waives the right to a deficiency.  If Lender sells it to a third person, the proceeds shall be applied to costs and expenses, attorney's fees, interest and principal secured by this Agreement in that order and Borrower remains liable for any deficiency.

(d) If an action is commenced to enforce this Agreement or to determine its validity or priority and Lender does not retake possession of the collateral, Lender is entitled to appointment of a receiver for the collateral pending the action without notice as a matter of right, regardless of the adequacy of the value of the collateral or the solvency of Borrower.

(e)  If Lender holds another security Agreement on the collateral, a default under the other security Agreement is a default under this Agreement and vice versa.

(f)  If Borrower fails to comply with paragraphs 4, 5, 6, 7 and 8, or any part of them, Lender may do so and take possession of the collateral, or either, without waiving the right to enforce this Agreement because of the default.  Any payments made by Lender shall bear interest at the maximum rate permitted by law.

(g)  At Lender's option all sums secured by this Agreement shall become due immediately after thirty (30) days after any default under this Agreement, occurs, and Borrower fails to correct same.  Failure to accelerate or enforce a default or obligation under this Agreement does not waive the right to do so on a future default.

(h)  If it is judicially determined that Borrower failed to perform a part of this Agreement, Borrower shall pay all costs of enforcing or construing it with reasonable attorney's fees for trial, appeal or otherwise.

9.  JOINT AND SEVERAL.  The rights and obligations under this Agreement are joint and several.  Parties in the same category under this Agreement may, but are not required to, be joined in an action or proceeding with another party in that category when this Agreement is sought to be enforced or construed. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower. All covenants and agreements of Borrower shall be joint and several.

10.  DOCUMENTS.  Borrower shall execute and pay the cost of recording all financing statements on Lender's request.  If evidence of title is issued on any part of the collateral, Borrower shall cause Lender's interest to be noted on it at Borrower's expense.  Borrower shall perform all acts and execute and deliver all documents at Lender's request to protect or enforce Lender's interest or rights under this Agreement.  Borrower shall not allow any adverse financing statement covering part or all of the collateral to be on file in any public office, except as herein stated.

11.  SEVERABILITY.  If part of this Agreement is adjudged invalid, the remaining parts are not affected.

12.  CUMULATIVE REMEDIES.  Each remedy afforded by this Agreement is cumulative to all remedies provided in it or by law.

Executed this ___ day of June 2012.

WILDCAT MINING CORPORATION

ATTEST:

a Nevada corporation

By:             ______________________

By:___________________________

      Torii K. Goar

      Randall Oser

      Secretary

      President

VARCA VENTURES, INC.

ATTEST:

a Nevada corporation

By:             ______________________

By:___________________________

      Torii K. Goar

      Randall Oser

      Secretary

      President

STATE OF _______________

)

)  ss.

COUNTY OF ______________

)

The foregoing instrument was acknowledged before me this ____ day of June, 2012, by Randall Oser, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced _________________________ as identification.

Printed Name:

Notary Public

My Commission Expires:

STATE OF _______________

)

)  ss.

COUNTY OF ______________

)

The foregoing instrument was acknowledged before me this ____ day of June, 2012, by Randall Oser, the President of Varca Ventures Inc., on behalf of the company; who is personally known to me or who has produced _________________________ as identification.

Printed Name:

Notary Public

My Commission Expires:

SCHEDULE 1 TO SECURITY AGREEMENT

1.

Wildcat Mining Corporation has a leasehold interest in several patented lode mining claims pursuant to a mining lease with Fairview Land Company dated June 1, 2006.  Furthermore, the mining lease provides for payment to Fairview of a royalty interest of between 5% and 9.5% of the net proceeds with respect to all minerals contained in the patented lode mining claims subject to the lease, including minerals contained in ore stockpiles located on such patented lode mining claims.

2.

Pursuant to a Stockpile Royalty Agreement dated October 7, 2011 between Wildcat Mining Corporation and several investors, Wildcat is required to pay a production royalty equal to 3% of the net proceeds with respect to all minerals contained in surface ore stockpiles located at the Site (as defined in the Loan Agreement).

3.

Pursuant to a Production Royalty Deed recorded February 24, 2011 between Wildcat Mining Corporation and Aaron and Sharon Taylor, Wildcat is required to pay a production royalty equal to 7% of the net proceeds with respect to all minerals contained in certain patented lode mining claims owned by Wildcat and located on the Site, including minerals contained in ore stockpiles located on such patented lode mining claims.

4.

Pursuant to a Modification of Promissory Note and Deed of Trust recorded February 24, 2011 between Wildcat Mining Corporation and Old Idaho Properties, LLC, Old Idaho has a security interest in certain patented lode mining claims located on the Site in connection with a note in the principal amount of $425,000 payable by Wildcat to Old Idaho on or before February 22, 2014.  Old Idaho's security interest includes minerals contained in the patented lode mining claims located on the Site and owned by Wildcat, including ore stockpiles located on such patented lode mining claims.

5.

Pursuant to a Deed of Trust recorded February 2, 2012 between Wildcat Mining Corporation and Sarasota Varca Associates, LLC, Sarasota has a subordinated security interest in certain patented lode mining claims located on the Site in connection with a note in the principal amount of $400,000 payable by Wildcat and Varca Ventures, Inc. to Sarasota on or before July 31, 2013.  Sarasota's security interest includes minerals contained in the patented lode mining claims located on the Site and owned by Wildcat, including ore stockpiles located on such patented lode mining claims.

6.

Pursuant to a Production Royalty Deed recorded February 2, 2012 between Wildcat Mining Corporation and Sarasota Varca Associates, LLC, Wildcat is required to pay a production royalty equal to 1% of the net proceeds with respect to all minerals contained in certain patented lode mining claims owned by Wildcat and located on the Site, other than minerals contained in ore stockpiles identified as of that date and located on such patented lode mining claims.

EXHIBT C

PERPETUAL NON-PARTICIPATING PRODUCTION ROYALTY DEED

Space above this line reserved for Recorder’s use

PERPETUAL NON-PARTICIPATING PRODUCTION ROYALTY DEED

For a good and valuable consideration, the receipt and sufficiency of which is hereby admitted and acknowledged, WILDCAT MINING CORPORATION, whose address is 1630 Ringling Blvd., Sarasota, FL 34236 (hereinafter referred to as "Grantor") hereby grants and conveys to SARASOTA VARCA II LLC, a Florida limited liability company, whose address is 1220 S. Orange Ave. Sarasota FL 34239 (hereinafter referred to as "Grantee") a perpetual, non-participating production royalty on all of the Subject Minerals produced from the Premises (as those terms are hereinafter defined), in the amounts and upon the terms and conditions hereinafter set forth.

1.

Definitions.  The following terms shall have the meanings set forth below unless the context otherwise requires:

(a)

"Subject Minerals" means all minerals of every kind and character whatsoever other than minerals contained in ore stockpiles that have been identified as of the date this Perpetual Non-Participating Production Royalty Deed is executed.

(b)

"Production Royalty" means the royalty payable on the Subject Minerals calculated as set forth in Section 2 below.

(c)

"Premises" means those certain patented lode mining claims situate and being in the California Mining District, La Plata County, Colorado, to-wit:

NAME OF CLAIM (Patented Lode)	PATENT U.S. SURVEY NUMBER
Idaho Millsite	18320
Idaho Millsite No.1	18321
Idaho Millsite No.2	18321
Alpine	18321
Lord Kitchener	17108
Hartford	17108
Gertrude	16616
Good Hope	17124
Sunrise	17124
Cathryn	16616
Midnight	19646
Helen	19515
Midnight No.2	19646
Pay Day	19516 "A"
Pay Day Millsite	19516 "B"

2.

Production Royalty.  The Production Royalty payable with respect to the Subject Minerals from the Premises shall be determined and calculated as follows:

(a)

Whether Wildcat elects to sell the Subject Minerals in raw form, before any processing or beneficiation, or elects to process the Subject Minerals through a smelter or other processing facility, the Production Royalty shall be equal to one and a half  percent (1.5%) of the "net proceeds" received by Wildcat from the purchaser, smelter or other processing facility. As used herein, "net proceeds" shall mean the gross amount received by Wildcat from the purchaser, smelter or other processing facility less deductions for: (i) if applicable, actual smelting or other processing costs (to the extent the smelter or other processor has not already deducted them before making payment); (ii) actual transportation costs from the Property to the point of sale, smelter or other processing facility; and (iii) penalties and sampling or assaying costs imposed by the purchaser, smelter or other processing facility. No deductions shall be made for mining costs.

(b)

The Production Royalty payments shall accrue monthly at the end of each month, and shall become due and payable monthly on the 15th day of the following month.  The Production Royalty payments shall be accompanied by a settlement sheet showing in reasonable detail the quantities and grades of the Subject Minerals processed for the preceding month, the proceeds of sale, costs and other deductions, and other pertinent information in sufficient detail to explain the calculation of the Production Royalty payments, including data pertaining to the weighing, sampling, and assaying of the Subject Minerals for the calculation of the Production Royalty due hereunder.

3.

Nature of Interest.  The parties hereto agree that the interest herein granted does not provide Grantee or Grantee's respective agents, heirs, successors, or assigns with the right, power or privilege to: (a) enter onto the Premises; (b) sell, remove, drill for or produce any Subject Minerals from the Premises; or (c) seek partition of the mineral estate in the Premises. Grantee shall be liable for and pay all income taxes on money paid to them.

IN WITNESS WHEREOF, Grantor has executed this Perpetual Non-Participating Production Royalty Deed as of the ___ day of June 2012.

WITNESSES: Print Name: Print Name:	WILDCAT MINING CORPORATION a Nevada corporation By:___________________________ Randall Oser President

STATE OF _______________

)

)  ss.

COUNTY OF ______________

)

The foregoing instrument was acknowledged before me this ____ day of June, 2012, by Randall Oser, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced _________________________ as identification.

Printed Name:

Notary Public

My Commission Expires:

EXHIBIT D

SITE

Mining Claims Owned and Leased as of June 15, 2012

All of the following described patented lode mining claims are located in the California Mining District, La Plata County, Colorado.

OWNED

Name of Claim (Patented Lode)

Patent U.S. Survey Number

Idaho Millsite

18320

Idaho Millsite No. 1

18321

Idaho Millsite No. 2

18321

Alpine

18321

Lord Kitchener

17108

Hartford

17108

Gertrude

16616

Good Hope

17124

Sunrise

17124

Cathryn

16616

Midnight

19646

Helen

19515

Midnight No. 2

19646

Pay Day

19516 "A"

Pay Day Millsite

19516 "B"

LEASED

Name of Claim (Patented Lode)

Patent U.S. Survey Number

Gilmore Lode

16985

May Day Lode

16985

Golden Rule Lode

16985

Hesperus Lode

16985

Pat Lode

16985

Kenton Lode

16985

Cimarron Lode

16985

Tunnel Lode

19078

Tram Lode

19078

Boston Lode

19078

Brooklyn Lode

20171

Golden Rule Lode

8824

All of the Lessors interest in N/2 SW/4 and S2 NW/4 of Sec.28, T.  S. R. 11 W., N.M.P.M. except that portion which is west of line 17-18 of the Golden Rule Placer MS 8824

EXHIBT E

EVALUATION OF SELECTED MINERALIZED STOCKPILES

[SEE ATTACHED]

AN EVALUATION OF SELECTED MINERALIZED STOCKPILES ON THE MAY DAY- IDAHO PROPERTY, SOUTHERN LA PLATA MOUNTAINS, LA PLATA COUNTY, SOUTHWESTERN COLORADO, U.S.A

REPORT SUBMITTED ON BEHALF OF

WILDCAT MINING CORPORATION

DAVID A. GONZALES (CPG-11266)

May25, 2012

Surface Stockpile Material on Idaho Property

Since 2008, an effort has been made to gain control on the tonnage and grade of stockpiled material on the Idaho property within the boundaries of the Mayday-Idaho complex held by Wildcat Mining Corporation.  Two piles (ID SP#1 and ID SP#2) were determined to contain gold-silver bearing rock with concentrations of gold and silver to make them viable targets (Figures 1-3).  The exact source of these stockpiles is uncertain, but an effort is underway to determine where these materials originated.  Preliminary measurements and assays were collected in 2008, and additional trenching (Tables 1 and 2) and sampling (Tables 3 and 4) of both stockpiles was completed in December 2011.  In additional bulk density of 80.48 pcf was determined for a composite sample from stockpiles by Trautner Geotech LLC (refer to attachment).

In 2008 a rough estimate from surface dimensions was used to determine an approximate tonnage of ~2000 tons for the larger of the two stockpiles (ID SP#1); this was a poorly controlled measurement since a bulk density for the stockpile had to be assumed and the volume was not well controlled.  Arithmetic mean concentrations of 0.26 opt Au and 0.86 opt Ag were determined from 14 grab samples out of pile ID SP#1 (Table 3).  The gross tonnage of the large stockpile (ID SP#1) was recalculated at about 1200 tons from trenching and more detailed measurements on the dimensions of the pile, and the bulk density calculation (Table 2).  Trench sampling across the larger stockpile determined a weighted-mean average concentrations of 0.21 opt Au and 0.22 opt Ag (Table 4).

In 2008 the smaller of the stockpiles (ID SP#2) was trenched and a volume of about 1246 cubic feet was determined with a gross tonnage of 50 tons (Table 1).  Arithmetic mean concentrations of 0.30 opt Au and 0.63 opt Ag were determined from 14 grab samples from ID SP#2 (Table 3).  Field measurements made in 2011 confirm the gross tonnage of the smaller stockpile (ID SP#2) at 53 tons with weighted-mean average concentrations of 0.20 opt Au and 0.20 opt Ag (Tables 2 and 4).  Note that the smaller of the volumes presented on tables 1 and 2 is preferred since it was determined by a multiple trench end-area method that provided more accurate results.

With the new data from material in the two stockpiles, the grades and gross tonnages are sufficiently defined for these piles to be considered a proven reserve that can be moved and processed.  NOTE: The cost of the extraction, transport, and beneficiation of these stockpiled materials is yet to be determined, and has not been factored into the interpretations and conclusions of this report.

Level No. 1, In-Drift Stockpiles on May Day Property

On the floor of the May Day Level 1 main stope there is a pile of broken rock left from historical mining that is roughly 20 x 100 x 25 feet in dimension for a total volume of 50,000 cubic feet.  This stockpile contains about 2700 tons of mineralized rock (Table 6) that can be milled using a density factor of 107 pcf (measured by Trautner Geotech LLC on May 24, 2012).  The in-drift stockpile is heterogeneous and composed of material that has fallen from the walls and back of the drift for at least 40 years.  The fragments in this pile range from less than 1 inch to several feet in dimension.  The degree of mineralization in this material varies both vertically and laterally.  Ten grab samples taken from the pile contain from no detectable Au to 1 opt Au with an average grade of 0.28 opt Au (Table 7).  Although the concentrations of Au and Ag are quite variable, three of the samples have gold concentrations of ~0.7 opt Au.  Silver values from these analyses ranged from 0.5 to 27 opt with an arithmetic average grade of 8.89 (Table 7) opt Ag.  Not enough in-field samples have been collected in a proper fashion to determine a weighted mean average for grade.  This material is already broken and can be easily moved for milling.  The dimensions of these deposits are roughly defined, and samples have been taken from different depths of the pile.  More surveys are needed, however, to get better control on the actual tonnage and grade of the material.

Table 1: A summary of calculations used to determine tonnage of stockpile ID SP#2 on the basis of four trenches cut across the width of the pile and using the End Area Method of volume determination for each section.  This method gives a more accurate estimate of the volume of the pile.

Stockpile	Volume Trenches 1-2 (cubic feet)	Volume Trenches 2-3 (cubic feet)	Volume Trenches 3-4 (cubic feet)	Volume of Small Conical Pile	Total Volume (cubic feet)	Dry Rodded Bulk Density (pounds per cubic foot)	Pounds Material	Short Tons of Material (2000 pounds per ton)
ID SP#2	249	489	356	152	1246	104	129584	65

Table 2: A summary of calculations used to determine tonnages of the stockpiles in December 2011 as discussed in this report.  Area for these calculations was determined using Google Earth Pro and field measurements.  Average depths were determined by trenching and field measurements.

Stockpile	Area (square feet)	Average Depth (feet)	Volume (cubic feet)	Dry Rodded Bulk Density (pounds per cubic foot)	Pounds Material	Short Tons of Material (2000 pounds per ton)
ID SP#1	2932	10	29320	105	3078600	1539
ID SP#2	826	1.6	1322	104	129530	69

Table 3: A summary of calculations used to determine arithmetic mean grades of the stockpiles.  ND indicates that the value was below detection and not measurable.  The bold values at the bottom of the table are mean arithmetic values.  The assays from the stockpiles were from two labs, including the certified Activation Laboratories Ltd.  All samples for assay were submitted with standards and blanks.

ID SP#1 Au Assays	ID SP#1 Ag Assays	ID SP#2 Au Assays	ID SP#2 Ag Assays
0.2481	ND	0.263	0.53
0.1221	ND	0.3284	0.92
0.0802	0.41	0.2887	0.67
0.0421	0.74	0.2165	0.62
0.0227	0.45	0.2183	0.72
0.0766	0.51	0.3212	0.65
0.2982	0.82	0.32	0.71
0.0644	0.62	0.316	0.43
1.002	1.65	0.1921	0.14
0.9235	1.45	0.2485	0.27
0.2886	0.71	0.32	0.29
0.2264	0.43	0.06	5.34
0.2775	0.79	0.25	0.26
0.20	0.16	0.27	0.42
0.08	0.16
1.10	0.13
0.05	0.35

Average opt = 0.26	Average opt = 0.86	Average opt = 0.30	Average opt = 0.63

Table 4: A summary of calculations used to determine mean-weighted grades of the stockpiles.  All of the samples from the stockpiles in the most recent work were analyzed by Activation Laboratories Ltd.

ID SP#1
F = Distance Factor (2 feet)	W = width of sampling cut	opt Au	opt Ag	W * F	W * F * Au opt	W * F * Ag opt	(W * F)/F	Weighted Mean Average Au opt	Weighted Mean Average Ag opt
1	1	0.194	0.193	1	0.194	0.193	1.000	0.21	0.22
2	1	0.19	0.193	2	0.38	0.386
2	1	0.117	0.193	2	0.234	0.386
2	1	0.163	0.225	2	0.326	0.45
2	1	0.27	0.193	2	0.54	0.386
2	1	0.331	0.257	1	0.662	0.514
2	1	0.219	0.257	2	0.438	0.514
1	1	0.149	0.225	1	0.149	0.225

14	8			14	2.923	3.054

ID SP#2
F = Distance Factor (2 feet)	W = width of sampling cut	opt Au	opt Ag	W * F	W * F * Au opt	W * F * Ag opt	(W * F)/F	Weighted Mean Average Au opt	Weighted Mean Average Ag opt
1	1	0.246	0.161	1	0.246	0.161	1.000	0.199	0.195
2	1	0.105	0.096	2	0.21	0.192
2	1	0.067	0.096	2	0.134	0.192
2	1	0.048	0.001	2	0.096	0.002
2	1	0.024	0.129	2	0.048	0.258
2	1	0.668	0.579	1	1.336	1.158
2	1	0.274	0.322	2	0.548	0.644
1	1	0.168	0.129	1	0.168	0.129

14	8			14	2.923	3.054

Table 5: A summary of proven reserves determined form stockpiles on the Idaho section of the Mayday-Idaho complex.

Mineralized Stockpiles on the Idaho Property
Nature of Evaluation	Evaluator	Type of Data Used	Calculated Tonnages of Economic Material	Average Grade in Ounces/Ton of Au	Average Grade in Ounces/Ton of Ag
Stockpile Measurements and Sampling	Wildcat Mining Corporation	Field Measurements, Assays	1604	0.21	0.21

Table 6: A summary of calculations used to determine tonnages of the in-drift stockpiles on the May Day #1 level.  The total volume for this pile is estimated from rough measurements, and are not well constrained by trenching or test holes.

Stockpile	~Area (ft2)	~Average Depth (feet)	Volume (ft2)	Dry Rodded Bulk Density (pounds per cubic foot)	Pounds Material	Short Tons of Material (2000 pounds per ton)
MD#1	2500	20	50,000	107	5350000	2675

Table 7: A summary of assays for samples collected from the in-drift stockpile in the May Day #1 level.

Sample Number	Assay Company	Au opt	Ag opt
MD1-DG5.1-081708	Brownstone Mining Assay	0.71	21.63
MD1-DG5.2-081708	Brownstone Mining Assay	0.08	0.63
MD1-DG5.3-081708	Brownstone Mining Assay	0.08	1.21
MD1-DG5.4-081708	Brownstone Mining Assay	0.06	0.62
MD1-DG5.5-081708	Brownstone Mining Assay	0.06	0.46
MD1-DG5.6-081708	Brownstone Mining Assay	0.06	0.55
MD1-DG5.7-081708	Brownstone Mining Assay	0.07	0.48
MD1-V5.1D-DG-082808	Activation Laboratories	0.71	27.30
MD1-V5.1M-DGM-082808	Activation Laboratories	0.70	27.17
MD1-V5.1M-DG-090408	Activation Laboratories	0.00	0.01

		Average opt = 0.28	Average opt = 8.89

Silverton
DOLORES
SAN JUAN
550
LA PLATA MTNS
145
Hermosa Creek
MONTEZUMA
La Plata
Hermosa
Mancos
La Plata District
160
LA
PLATA
Durango
160
Animas River
La Plata River
140
550
172
N
0
10 Mi
0
10 Km
COLORADO
NEW MEXICO

Figure 23. Index map showing the location of the La Plata district, La Plata County, Colorado.

Figure 1: Map showing the location of the La Plata district and main roadway in the area (taken from Cappa, 1998).  The star indicates the approximate location of the Mayday-Idaho complex.

Figure 2: Topographic map showing the approximate location (star) of the two stockpiles on the Mayday-Idaho complex.

8740
8820
8880
8940
9020
9005
8980
8920
8860
8960
8840
8905
#2
#1
ACCESS ROAD
Idaho Millsite
8720
8805
La Plata River
8680
8760
8705
Feet
0
150
300

Key To Symbols

Affected Area Boundary

Stockpile #1

Stockpile #2

5-Foot Contour

FIGURE 1
LOCATIONS OF STOCKPILES #1 & #2

Drafted by: Colorado Cartographics, Ltd. Wheat Ridge, Colorado

N
W E
S

1:1,200

Figure 3: Map showing the locations to stockpiles ID SP#1 and ID SP#2 at Mayday-Idaho complex.

EXHIBT F

SUMMARY OF POTENTIAL MINERALIZATION IN THE WEST WALL OF MAYDAY MINE LEVEL NO.  O

[SEE ATTACHED]

A SUMMARY OF POTENTIAL MINERALIZATION IN THE WEST WALL OF MAY DAY MINE LEVEL NO. 1, THE MAY DAY- IDAHO PROPERTY, SOUTHERN LA PLATA MOUNTAINS, LA PLATA COUNTY, SOUTHWESTERN COLORADO, U.S.A

REPORT SUBMITTED ON BEHALF OF

WILDCAT MINING CORPORATION

DAVID A. GONZALES (CPG-11266)

May 31, 2012

The west wall of the stope in the No. 1 level of the May Day Mine (Figure 1) has been a site of interest for geologic exploration since 2008.  Geologic surveys in this zone have established an extensive zone of mineralized calcite and quartz veins adjacent to the north-trending May Day vein (Figure 1).  In this zone, sandstone of the Entrada Formation is cut by a diorite-monzonite porphyry dike that dips nearly 90˚ and is up to 7 m (~ 20 feet) thick.  The mineralization in the west wall of the May Day No. 1 stope is spotty and discontinuous, occurring as stockwork breccia pods and stringers.  Mineralization increases from the sandstone wall rock into the dike.  The sandstone wall rock generally has 5 to 15% sulfide and Au-Ag telluride minerals whereas the intrusive has 20 to 40% ore-mineral assemblages.  Previous exploratory blasting in the west wall to a depth of ~6 m (~20 feet) exposed a ~10 m zone (~30 feet) of mineralization developed in the dike and its margins.  Assay results for samples taken from mineralized zones at various points on west wall of the stope are presented in Table 1.

A two-foot channel sample was taken across the mineralized dike exposed on the west wall.  This sample included ~2 m of brecciated sandstone wall rock on both margins of the dike.  Twelve samples collected at 2-foot intervals (TO17a to TO17g and TO17.5 to TO17f) in this channel sample yielded a weighted mean average of 0.9 opt Au and 3.1 opt Ag.  Sampling also revealed that Au-Ag grades increase on the margins of the intrusive and are as high as 3.9 to 4.4 oz/ton Au with Ag grades as high as 30 oz/ton.

The zone of mineralization in the No. 1 stope extends on the exposed wall for at least ~25 m (~75 feet) above the current floor of the stope.  Veins in these upper workings are fairly continuous and well developed.  Twenty-six samples collected from the bottom to the top of this zone (Table 1) yielded an arithmetic mean of 0.3 opt gold and 0.82 opt silver.  Six of the samples that were collected contain 0.5 and 1.5 opt gold (Table 1).

Our preliminary data indicate that the gold and silver concentrations in the west wall of the May Day No. 1 stope are increasing with depth into the wall (west on Figure 1).  No in-wall drilling has been done at this location to confirm the spatial dimensions of the zone of mineralization in the dike and adjacent host rock, but Eckel (1949) projects this dike on an east-west trend into the west wall for about 50+ m (150+ feet) (Figure 1).  If the mineralization does extend to this depth then ~18000 tons of mineralized rock with multi-ounce Au could be realized.  Again, this is an unconfirmed estimate of tonnage until drilling of the wall is done.

The mineralization found on the west wall of the May Day No. 1 stope also extends to the east wall of the stope.  This zone has not been extensively sampled, but a survey with a hand-held XRF reveals numerous pockets and blebs with Au-Ag concentrations similar to those determined on the west wall.  Precious-metals mineralization in both walls of the stope hold a great deal of potential and will be further explored.

1 in. shear zone
3 in.-2 ft. shear zone breccia, calcite lenses
1 ft. breccia, calcite, and gouge
2-3 ft. shear zone, gouge, calcite
70 FT. RAISE
1-2 in. calcite
10 ft. shear zone with calcite veinlets
18 in. calcite, quartzite
1 ft. shear zone
Weak shear zone
1/4 in. gouge
Limestone 4-6 ft. above floor
Limestone 4 ft. thick
Limestone 5 ft. 2 in. thick
1-2 in. shear zone
6 in.-2 ft. shear zone, gouge
MAY DAY VEIN
Stope
Down to lower levels
FISH-HOOK SPLIT
Stope
1 in. gouge
1-2 in. gouge
1/4-1/2 in. gouge
6 in.-2 ft. gouge breccia
1 ft. gouge
Much gouge, many pebbles of porphyry, sandstone
Drift on Idaho (?) fault
Drift on "Brooklyn" vein
6 in.-1 ft.
IDAHO FAULT
2-4 ft. gouge breccia
6 in-2 ft. pyrite, shear zone
Several slips with 1-2 in. gouge, pyrite; thin (1-2 ft) dikes follow slips
VERTICAL RAISE
Split connecting May Day and Idaho faults (?)
MAIN MAY DAY FAULT (?)
Rocks strongly fractured along many minor faults throughout this zone
N

PLAN OF MAY DAY NO. 1 TUNNEL

Figure 1: Geologic map of the No. 1 level of the May Day Mine as compiled by Eckel (1949).  The west wall of the stope in this level, as discussed in this report, is outlined by the oval.

Table 1: Fire assay data collected from the west wall of the May Day No. 1 level from 2008 to 2011.  All samples were analyzed by Activation Laboratories except Hazen HAZ-01-08-11-11.  Analyses with > 0.5 opt Au are highlighted in yellow.  ND indicates that concentrations were lower than detection limits of the fire-assay methods applied.

Sample Number	Sample Location	Au g/tonne	Ag g/tonne	Au opt	Ag Opt

MD1-DG17a-071309	main stope west wall	1.95	< 3	0.1	ND
MD1-DG17b-071309	main stope west wall	37.9	23	1.2	0.7
MD1-DG17c-071309	main stope west wall	< 0.03	< 3	ND	ND
MD1-DG17d-071309	main stope west wall	0.26	< 3	ND	ND
MD1-DG17e-071309	main stope west wall	< 0.03	< 3	ND	ND
MD1-DG17K-072409	main stope west wall	< 0.03	< 3	ND	ND
MD1-DG17G-072409	main stope west wall	0.2	< 3	0.0	ND
MD1-DG17H-073109	main stope west wall	< 0.03	< 3	ND	ND
MD1-DG17I-073109	main stope west wall	< 0.03	< 3	ND	ND
MD1-DG17J-073109	main stope west wall	< 0.03	< 3	ND	ND
TO10V-070509	main stope west wall	0.59	< 3	0.0	ND
MD1-TO11V-080409	west wall main stope breccia	19.3	27.0	0.6	0.9
MD1-TO12V-080409	west wall main stope breccia	< 0.03	< 3	ND	ND
MD1-TO14V-080409	west wall main stope breccia	< 0.03	< 3	ND	ND
MD1-TO15V-080409	west wall main stope breccia	< 0.03	< 3	ND	ND
MD1-TO17A-080709	west wall main stope breccia	2.8	8.0	0.1	0.3
MD1-TO17B-080709	west wall main stope breccia	122.0	1070.0	3.9	34.4
MD1-TO17C-080709	west wall main stope breccia	0.6	3.0	0.0	0.1
MD1-TO17D-080709	west wall main stope breccia	0.2	< 3	0.0	ND
MD1-TO17E-080709	west wall main stope breccia	< 0.03	< 3	ND	ND
MD1-TO17G-080709	west wall main stope breccia	138.0	49.0	4.4	1.6
MD1-TO17 A.5-082009	west wall main stope breccia	13.5	11.0	0.4	0.4
MD1-TO17 D H-082009	west wall main stope breccia	< 0.03	< 3	ND	ND
MD1-TO17 H-082009	west wall main stope breccia	22.2	12.0	0.7	0.4
MD1-TO17 H.9-082009	west wall main stope breccia	35.4	38.0	1.1	1.2
MD1-TO17 F.-082009	west wall main stope breccia	< 0.03	< 3	ND	ND
MD1-TO17 A.9-082009	west wall main stope breccia	1.5	5.0	0.0	0.2
MD1-DG18A-082809	west wall main stope breccia	6.3	16.0	0.2	0.5
MD1-DG18B-082809	west wall main stope breccia	5.8	7.0	0.2	0.2
MD1-DG18C-082809	west wall main stope breccia	11.8	5.0	0.4	0.2
MD1-DG18D-082809	west wall main stope breccia	48.7	23.0	1.6	0.7
MD1-MC1-090709	west wall main stope breccia	< 0.03	< 3	ND	ND
MD1-MC2-090709	west wall main stope breccia	12.1	10.0	0.4	0.3
MD1-MC3-092409	west wall main stope breccia zone 50' up on wall	1.2	< 3	0.0	ND
MD1-MC4-092409	west wall main stope breccia zone 50' up on wall	7.2	21.0	0.2	0.7
MD1-T020B-092409	west wall main stope breccia zone	0.4	12.0	0.0	0.4
MD1-T021A-092409	west wall main stope high wall 50' up on breccia zone	4.0	5.0	0.1	0.2
MD1-T021B-092409	west wall main stope high wall 45' up on breccia zone	6.3	6.0	0.2	0.2
MD1-TO21C-092409	west wall main stope high wall 40' up on breccia zone where black intrusive intersects in roof	3.7	< 3	0.1	ND
MD1-TO24-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	3.5	10.0	0.1	0.3
MD1-TO25-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	18.7	15.0	0.6	0.5
MD1-TO26-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	20.6	31.0	0.7	1.0
MD1-TO27C-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	<.03	5.0	ND	0.2
MD1-TO28C-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	0.8	<3	0.0	ND
MD1-TO29A-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	1.5	14.0	0.0	0.5
MD1-TO30-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	3.9	6.0	0.1	0.2
MD1-TO31C-100809	Upper dog hole west wall main stope approx 70ft up on west wall going south	5.5	30.0	0.2	1.0
MD1-MDB1-100709	Upper dog hole west wall main stope approx 70ft up on west wall going south	< 0.03	< 3	ND	ND
MD1-T031-101809	vein in S.S. south of west wall breccia zone	22.0	7.0	0.7	0.2
MD1-T018-101809	left side of west wall breccia zone	2.2	12.0	0.1	0.4
MD1-TO35A-011610	MD1 (?)	< 0.03	< 3	ND	ND
MD1-TO35B-011610	MD1 (?)	0.2	< 3	0.0	ND
MD2-TO36A-011610	MD1 (?)	4.68	150	0.2	4.8
MD1-TO36B-011610	MD1 (?)	29.6	525	1.0	16.9
MD1-TO36C-011610	MD1 (?)	4.25	119	0.1	3.8
MC 78	main stope	3.11	15	0.1	0.5
MC 79	main stope	1.18	< 3	0.0	ND
MC 76	main stope	31.5	31	1.0	1.0
MC 77	main stope	< 0.03	< 3	ND	ND
MC 75	main stope	0.5	< 3	0.0	ND
MC -A	main stope	< 0.03	< 3	ND	ND
MC -B	main stope	11.5	14	0.4	0.5
MC -C	main stope	< 0.03	< 3	ND	ND
MC 75-79 D	main stope	7.43	10	0.2	0.3
MC 75-79 C	main stope	14.2	16	0.5	0.5
MC 75-79 B	main stope	5.07	8	0.2	0.3
MC 75-79 A	main stope	4.83	8	0.2	0.3
MC A-C #1	main stope	1.88	3	0.1	0.1
MC A-C #2	main stope	3.33	6	0.1	0.2
MC A-C #3	main stope	2.76	4	0.1	0.1
MC A-C #4	main stope	2.43	< 3	0.1	ND
MD1-MC6-011610	MD1 (?)	0.14	< 3	0.0	ND
DG-MD1-070811	west wall main stope breccia in dike	51.5	219	1.7	7.0
Actlabs-1001-08-2011	west wall main stope breccia in dike	29.6	73	1.0	2.3
Hazen HAZ-01-08-11-11	west wall main stope breccia in dike			0.906	1.6